Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-102044 of UMB Financial Corporation and Subsidiaries on Form S-8 of our report dated March 5, 2004, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in the Annual Report on Form 10-K of UMB Financial Corporation and Subsidiaries for the year ended December 31, 2003.

Kansas City, Missouri

March 15, 2004